Exhibit 99.1

RXSIGHT, INC. REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS

Aliso Viejo, Calif. (NASDAQ: RXST) – August 5, 2024 – RxSight, Inc., an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery, today reported financial results for the three months ended June 30, 2024.

Key Quarterly Highlights

•
Reported second quarter 2024 revenue of $34.9 million, an increase of 68% compared to the second quarter of 2023, reflecting:
•
The sale of 24,214 Light Adjustable Lenses (LAL™/LAL+™), representing a 92% increase in procedure volume compared to the second quarter of 2023;
•
The sale of 78 Light Delivery Devices (LDD™s), representing a 16% increase in unit sales compared to the second quarter of 2023 and expanding the installed base to 810 LDDs at the end of the quarter, representing a 55% increase compared to the end of the second quarter of 2023; and
•
The company increased its 2024 full-year revenue, and operating expense guidance.

“In the second quarter, we continued to make significant progress in the adoption of adjustability as a new standard in the premium market, highlighted by robust LDD sales and the positive reception of the recently launched LAL+,” said Dr. Ron Kurtz, Chief Executive Officer and President of RxSight. “The ability to adjust the optical power of the lens after surgery is increasingly valued by both doctors and patients for the excellent clinical outcomes and personalized approach it enables. As we move forward, we remain dedicated to expanding our presence and driving innovation within the global premium IOL market.”

Second Quarter Financial Results

In the second quarter of 2024, total revenue was $34.9 million, an increase of 68% compared to $20.8 million in the second quarter of 2023. Revenue growth was driven by a 92% increase in LAL revenue and a 32% increase in LDD revenue, compared to the second quarter of 2023.

Gross profit for the second quarter of 2024 was $24.3 million or 69.5% of revenue, an increase of $12.2 million or 102% compared to gross profit of $12.0 million or 57.8% of revenue for the second quarter of 2023. The favorable shift in product mix toward LAL sales drove the increase in gross profit in the quarter, along with reduced costs to produce LALs, primarily due to higher production volumes and increased margin on the LDD due to lower material costs and an increase in the average selling price.

Total operating expenses for the second quarter of 2024 were $32.6 million, a 27% increase from $25.6 million in the second quarter of 2023, reflecting the company’s ongoing investments to grow its LDD installed base and support increased LAL sales volume.

In the second quarter of 2024, the company reported a net loss of $(6.1) million, or $(0.16) per basic and diluted share, compared to a net loss of $(13.8) million, or $(0.40) per basic and diluted share in the second quarter of 2023. Adjusted net earnings in the second quarter of 2024 were $0.0 million, or $0.00 per basic and diluted share, compared to an adjusted net loss of $(9.5) million, or $(0.28) per basic and diluted share in the second quarter of 2023.

Cash, cash equivalents and short-term investments as of June 30, 2024, were $233.3 million compared to $125.4 million on March 31, 2024. The second quarter 2024 cash balance includes $107.5 million in net proceeds from the company's confidentially marketed public offering, which closed on May 13, 2024.

2024 Guidance

The company increased its 2024 full-year revenue and operating expense guidance as follows:

•
Revenue in the range of $139.0 million to $140.0 million, representing implied growth of 56% to 57% compared to 2023, up from prior guidance of $132.0 million to $137.0 million;
•
Operating expenses in the range of $135.0 million to $136.0 million, representing an implied increase of 30% to 31% compared to 2023, up from prior guidance of $126.0 million to $130.0 million and including higher non-cash stock-based compensation expense guidance in the range of $29.0 million to $30.0 million, up from prior guidance of $22.0 million to $25 million.

Additionally, gross margin full-year 2024 guidance remained unchanged in the range of 68% to 70%.

Conference Call

On Monday, August 5, 2024, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its second quarter 2024 financial results. Participants may register for the call and listen through a live and archived webcast of the event available for one year at https://investors.rxsight.com/.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The RxSight® Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens® (LAL™/LAL+™, collectively the “LAL”), RxSight Light Delivery Device (LDD™) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including management’s views regarding RxSight’s significant progress in the adoption of adjustability as a new standard in the premium IOL market, the positive reception of the recently launched LAL+, the increasing value recognized by doctors and patients for excellent clinical outcomes and personalized approach, expanding the company’s presence, driving innovation within the global premium IOL market, and RxSight’s projected revenue, gross margin, and operating expenses for 2024. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, and among other things, our ability to maintain cash balances and successfully commercialize or partner our product candidates currently under development. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risk factors that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the three months ended June 30, 2024, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that RxSight may file from time to time with the SEC. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Company Contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com

RxSIGHT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Sales	$34,887	$20,810	$64,399	$38,299
Cost of sales	10,637	8,795	19,464	15,919
Gross profit	24,250	12,015	44,935	22,380
Operating expenses:
Selling, general and administrative	24,292	18,239	47,616	34,492
Research and development	8,291	7,401	16,322	14,608
Total operating expenses	32,583	25,640	63,938	49,100
Loss from operations	(8,333)	(13,625)	(19,003)	(26,720)
Other income (expense), net:
Interest expense	(6)	(1,568)	(11)	(3,075)
Interest and other income	2,276	1,777	3,860	3,168
Loss on extinguishment of term loan	—	(362)	—	(362)
Loss before income taxes	(6,063)	(13,778)	(15,154)	(26,989)
Income tax expense	16	26	25	27

Net loss	$(6,079)	$(13,804)	$(15,179)	$(27,016)
Other comprehensive (loss) income
Unrealized (loss) gain on short-term investments	(64)	(65)	(109)	19
Foreign currency translation (loss) gain	(1)	1	(4)	3
Total other comprehensive (loss) income	(65)	(64)	(113)	22

Comprehensive loss	$(6,144)	$(13,868)	$(15,292)	$(26,994)

Net loss per share:
Basic & diluted	$(0.16)	$(0.40)	$(0.40)	$(0.82)
Weighted-average shares used in computing net loss per share:
Attributable to common stock, basic & diluted	38,455,955	34,498,265	37,649,521	33,075,585

RxSIGHT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,445	$9,692
Short-term investments	208,839	117,490
Accounts receivable	25,723	20,281
Inventories	19,443	17,421
Prepaid and other current assets	2,773	3,523
Total current assets	281,223	168,407
Property and equipment, net	12,444	10,841
Operating leases right-of-use assets	10,818	2,444
Restricted cash	711	711
Other assets	303	147
Total assets	$305,499	$182,550
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,095	$3,863
Accrued expenses and other current liabilities	13,787	15,239
Lease liabilities	736	1,801
Total current liabilities	19,618	20,903
Long-term lease liabilities	10,674	1,211
Other long-term liabilities	—	74
Total liabilities	30,292	22,188
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 900,000,000 shares authorized, 39,617,334 shares issued and outstanding as of June 30, 2024 and 36,139,513 shares issued and outstanding as of December 31, 2023	40	36
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	885,104	754,971
Accumulated other comprehensive loss	(118)	(5)
Accumulated deficit	(609,819)	(594,640)
Total stockholders' equity	275,207	160,362
Total liabilities and stockholders' equity	$305,499	$182,550

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we believe certain non-GAAP measures, including adjusted net earnings (loss), and adjusted net earnings (loss) per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense and loss on extinguishment of debt because these expenses are non-cash in nature and we believe excluding these items provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Earnings (Loss) and Adjusted Net Earnings (Loss) Per Share

Adjusted net earnings (loss) is a non-GAAP financial measure that we define as net earnings (loss) adjusted for (i) stock-based compensation and (ii) loss on extinguishment of term loan. We believe adjusted net earnings (loss) provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Reconciliations of net earnings (loss) to adjusted net earnings (loss) and the presentation of adjusted net earnings (loss) per share, basic and diluted, are as follows:

RxSIGHT, INC.

GAAP To NON-GAAP RECONCILIATIONS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Common Stock
Numerator:
Net loss available to stockholders, basic and diluted	$(6,079)	$(13,804)	$(15,179)	$(27,016)
Add:
Stock-based compensation	6,105	3,955	10,801	7,250
Loss on extinguishment of term loan	—	362	—	362
Adjusted net income (loss) available to common stockholders, basic and diluted:	$26	$(9,487)	$(4,378)	$(19,404)

Denominator:
Weighted-average shares outstanding, basic	38,455,955	34,498,265	37,649,521	33,075,585
Weighted-average shares outstanding, diluted	44,799,864	34,498,265	37,649,521	33,075,585
Adjusted net earnings (loss) per share, basic	$0.00	$(0.28)	$(0.12)	$(0.59)
Adjusted net earnings (loss) per share, diluted	$0.00	$(0.28)	$(0.12)	$(0.59)